Avis Budget Group Reports Record Revenues, Net Income and Adjusted EBITDA

PARSIPPANY, N.J., February 14, 2022 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for fourth quarter and full year ended December 31, 2021.

We ended 2021 with fourth quarter revenues 90% above prior year and 19% above fourth quarter of 2019, at $2.6 billion. Our revenues were driven by increased revenue per day and rental days as demand continued from the third quarter. Net income was $381 million and Adjusted EBITDA was $683 million, our best fourth quarter Adjusted EBITDA in Company history. Utilization for the quarter was 68.2%, showing that our fleet was well positioned to meet demand.

Full year revenues increased 72% compared to the prior year and 2% above 2019, at $9.3 billion. Net income was $1.3 billion and Adjusted EBITDA was $2.4 billion, both new full year records for the Company. The significant increase in revenues suggests a steady return to historic travel levels.

Our liquidity position at the end of the quarter was approximately $757 million with an additional $2.6 billion of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until 2024.

“Our strong performance continued in the fourth quarter with all of our key metrics beating pre-pandemic levels in the Americas,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “We were able to achieve these results and deliver the best year in our Company's history despite the emergence of Omicron. This wouldn't have been possible without the tireless effort of our entire organization and I want to thank the team for helping us achieve these milestones.”

Q4 and Full Year Highlights

•Total Company revenues for the fourth quarter increased by 90% and 19% compared to fourth quarter 2020 and 2019, respectively.
•Adjusted EBITDA in the Americas was $670 million for the fourth quarter and $2.4 billion for the year ended 2021 driven by strong pricing, increased demand and sustained cost discipline.
•Adjusted EBITDA in International was $32 million for the fourth quarter and $118 million for the year ended 2021 driven by strong pricing, continued recovering volume and strong cost mitigating actions.
•We repurchased approximately 2.6 million shares of common stock in the fourth quarter at an average cost of $170, bringing our total repurchases to approximately 14.3 million shares of common stock for 2021.

Investor Conference Call

We will host a conference call to discuss fourth quarter and full year ended December 31, 2021 results on February 15, 2022, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13726207.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the COVID-19 outbreak, future travel levels, cost-saving actions, the global semiconductor shortage and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak, which is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant decline in travel demand as a result of COVID-19, including the current and any further disruptions in airline passenger traffic, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, including class action lawsuits, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

2

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted free cash flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) attributable to Avis Budget Group, Inc. and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Income Statement and Other Items
Revenues	$2,569	$1,355	90%	$9,313	$5,402	72%
Income (loss) before income taxes	543	(135)	502%	1,708	(956)	279%
Net income (loss)	381	(90)	523%	1,283	(684)	288%
Earnings (loss) per share - diluted	6.63	(1.29)	614%	19.44	(9.71)	300%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	$683	$74	823%	$2,411	$(175)	n/m
Adjusted pretax income (loss)	578	(46)	n/m	1,980	(626)	416%
Adjusted net income (loss)	408	(26)	n/m	1,486	(438)	439%
Adjusted earnings (loss) per share - diluted	7.08	(0.36)	n/m	22.49	(6.21)	462%

	As of
	December 31, 2021	December 31, 2020
Balance Sheet Items
Cash and Cash Equivalents	$534	$692
Vehicles, net	12,866	8,153
Debt under vehicle programs	11,390	6,857
Corporate debt	4,009	4,210
Stockholders' equity attributable to Avis Budget Group, Inc.	(220)	(155)

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenues
Americas	$2,100	$1,029	104%	$7,557	$3,965	91%
International	469	326	44%	1,756	1,437	22%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,569	$1,355	90%	$9,313	$5,402	72%

Adjusted EBITDA
Americas	$670	$113	493%	$2,364	$72	n/m
International	32	(28)	214%	118	(202)	158%
Corporate and Other	(19)	(11)	n/m	(71)	(45)	n/m
Total Company	$683	$74	823%	$2,411	$(175)	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$2,569	$1,355	$9,313	$5,402

Expenses
Operating	1,166	817	4,255	3,322
Vehicle depreciation and lease charges, net	328	279	1,197	1,368
Selling, general and administrative	308	154	1,145	703
Vehicle interest, net	81	71	313	318
Non-vehicle related depreciation and amortization	73	72	272	286
Interest expense related to corporate debt, net:
Interest expense	51	68	218	231
Early extinguishment of debt	—	—	136	9
Restructuring and other related charges	17	29	64	118
Transaction-related costs, net	2	—	5	3
Total expenses	2,026	1,490	7,605	6,358

Income (loss) before income taxes	543	(135)	1,708	(956)
Provision for (benefit from) income taxes	162	(45)	425	(272)
Net income (loss)	381	(90)	1,283	(684)
Less: net loss attributable to non-controlling interests	(1)	—	(2)	—
Net income (loss) attributable to Avis Budget Group, Inc.	$382	$(90)	$1,285	$(684)

Earnings (loss) per share
Basic	$6.78	$(1.29)	$19.79	$(9.71)
Diluted	$6.63	$(1.29)	$19.44	$(9.71)

Weighted average shares outstanding
Basic	56.4	69.7	64.9	70.5
Diluted	57.7	69.7	66.1	70.5

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Americas

Rental Days (000’s)	27,996	17,314	62%	99,763	72,029	39%
Revenue per Day, excluding exchange rate effects (A)	$74.92	$59.41	26%	$75.61	$55.05	37%
Average Rental Fleet	435,403	310,676	40%	385,610	372,222	4%
Vehicle Utilization	69.9%	60.6%	9.3 pps	70.9%	52.9%	18.0 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$170	$216	(21)%	$183	$217	(16)%

International

Rental Days (000’s)	9,251	7,764	19%	34,931	34,397	2%
Revenue per Day, excluding exchange rate effects (A)	$52.07	$41.97	24%	$48.38	$41.76	16%
Average Rental Fleet	157,883	129,861	22%	143,300	160,439	(11)%
Vehicle Utilization	63.7%	65.0%	-1.3 pps	66.8%	58.6%	8.2 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$232	$200	16%	$195	$208	(6)%

Total

Rental Days (000’s)	37,247	25,078	49%	134,694	106,426	27%
Revenue per Day, excluding exchange rate effects (A)	$69.25	$54.01	28%	$68.55	$50.75	35%
Average Rental Fleet	593,286	440,537	35%	528,910	532,661	(1)%
Vehicle Utilization	68.2%	61.9%	6.3 pps	69.8%	54.6%	15.2 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$186	$211	(12)%	$187	$214	(13)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Americas

Revenue per Day	$75.02	$59.41	26%	$75.75	$55.05	38%
Per-Unit Fleet Costs per Month	$170	$216	(21)%	$184	$217	(15)%

International

Revenue per Day	$50.69	$41.97	21%	$50.27	$41.76	20%
Per-Unit Fleet Costs per Month	$225	$200	13%	$201	$208	(3)%

Total

Revenue per Day	$68.97	$54.01	28%	$69.14	$50.75	36%
Per-Unit Fleet Costs per Month	$185	$211	(12)%	$189	$214	(12)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Year Ended December 31, 2021
Operating Activities
Net cash provided by operating activities	$3,491

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(154)
Net cash used in investing activities of vehicle programs	(6,152)
Net cash used in investing activities	$(6,306)

Financing Activities
Net cash used in financing activities exclusive of vehicle programs	$(1,699)
Net cash provided by financing activities of vehicle programs	4,386
Net cash provided by financing activities	$2,687

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(11)
Net change in cash and cash equivalents, program and restricted cash	(139)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	765
Cash and cash equivalents, program and restricted cash, end of period (B)	$626

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Year Ended December 31, 2021
Income before income taxes	$1,708
Add-back of non-vehicle related depreciation and amortization (D)	279
Add-back of debt extinguishment costs	136
Add-back of restructuring and other related costs	64
Add-back of transaction-related costs, net	5
Add-back of unprecedented personal-injury and other legal matters, net	3
Add-back of COVID-19 charges, net	(2)
Working capital and other	390
Capital expenditures (E)	(165)
Tax payments, net of refunds	(75)
Vehicle programs and related (F)	(632)
Adjusted free cash flow	$1,711

Acquisition and related payments, net of acquired cash (G)	(24)
Borrowings, net of debt repayments	(253)
Restructuring and other related payments	(46)
COVID-19 payments, net	(39)
Unprecedented personal-injury and other legal matter payments, net	(8)
Transaction-related payments	(5)
Repurchases of common stock	(1,460)
Change in program cash	21
Change in restricted cash	2
Foreign exchange effects, financing costs and other	(38)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(139)

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Year Ended December 31, 2021
Net cash provided by operating activities (per above)	$3,491
Investing activities of vehicle programs	(6,152)
Financing activities of vehicle programs	4,386
Capital expenditures	(108)
Proceeds received on sale of assets and nonmarketable equity securities	3
Change in program cash	(21)
Change in restricted cash	(2)
Acquisition and disposition-related payments	(22)
Non-controlling interest contributions (distributions), net	38
Restructuring and other related payments	46
COVID-19 payments, net	39
Unprecedented personal-injury and other legal matter payments, net	8
Transaction-related payments	5
Adjusted free cash flow (per above)	$1,711

_______
(A)	Consists of cash and cash equivalents of $692 million, program cash of $72 million and restricted cash of $1 million.
(B)	Consists of cash and cash equivalents of $534 million, program cash of $89 million and restricted cash of $3 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $7 million of cloud computing costs.
(E)	Includes $57 million of cloud computing implementation costs.
(F)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(G)	Excludes $22 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net income (loss) to Adjusted EBITDA:		2021	2020	2021	2020

	Net income (loss)	$381	$(90)	$1,283	$(684)
	Add: Provision for (benefit from) income taxes	162	(45)	425	(272)
	Income (loss) before income taxes	543	(135)	1,708	(956)
	Add certain items:
	Acquisition-related amortization expense	21	20	66	66
	Transaction-related costs, net	2	—	5	3
	Restructuring and other related charges	17	29	64	118
	Early extinguishment of debt	—	—	136	9
	COVID-19 charges, net (A)	(14)	32	(2)	122
	Non-operational charges related to shareholder activist activity (B)	—	—	—	4
	Unprecedented personal-injury and other legal matters, net (C)	9	8	3	8
	Adjusted pretax income (loss)	578	(46)	1,980	(626)
Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense) (D)	54	52	213	220
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	51	68	218	231
	Adjusted EBITDA	$683	$74	$2,411	$(175)

Reconciliation of Net income (loss) attributable to Avis Budget Group, Inc. to Adjusted net income (loss):

	Net income (loss) attributable to Avis Budget Group, Inc.	$382	$(90)	$1,285	$(684)
	Add certain items, net of tax:
	Acquisition-related amortization expense	17	14	50	48
	Transaction-related costs, net	1	—	3	2
	Restructuring and other related charges	12	21	47	90
	Early extinguishment of debt	—	—	101	7
	COVID-19 charges, net	(10)	23	(2)	90
	Non-operational charges related to shareholder activist activity	—	—	—	3
	Unprecedented personal-injury and other legal matters, net	6	6	2	6
	Adjusted net income (loss)	$408	$(26)	$1,486	$(438)

	Earnings (loss) per share - diluted	$6.63	$(1.29)	$19.44	$(9.71)
	Adjusted diluted earnings (loss) per share	$7.08	$(0.36)	$22.49	$(6.21)
	Shares used to calculate Adjusted diluted earnings (loss) per share	57.7	69.7	66.1	70.5

_______
(A)	The following table presents the unusual, direct and incremental costs due to the COVID-19 pandemic:
		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	Minimum annual guaranteed rent in excess of concession fees, net	$(14)	$19	$(2)	$60
	Vehicles damaged in overflow parking lots, net of insurance proceeds	—	—	(7)	14
	Incremental cleaning supplies to sanitize vehicles and facilities, and over flow parking for idle vehicles	—	13	—	48
	Other charges	—	—	7	—
	Operating expenses	(14)	29	(3)	116
	Vehicle depreciation and lease charges	—	—	—	1
	Selling, general and administrative expenses	—	3	1	5
	COVID-19 charges, net	$(14)	$32	$(2)	$122

(B)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(C)	Reported within operating expenses in our Consolidated Statements of Operations.
(D)	For the quarter and year ended December 31, 2021 consists of $2 million and $7 million, respectively, within operating expenses in our Consolidated Statements of Operations related to cloud computing costs.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,100	$469	$2,569	$1,029	$326	$1,355
Currency exchange rate effects	(3)	13	10	—	—	—
Revenue excluding exchange rate effects	2,097	482	2,579	1,029	326	1,355
Rental days (000's)	27,996	9,251	37,247	17,314	7,764	25,078
RPD excluding exchange rate effects (in $'s)	$74.92	$52.07	$69.25	$59.41	$41.97	$54.01

Vehicle Utilization
Rental days (000's)	27,996	9,251	37,247	17,314	7,764	25,078
Average rental fleet	435,403	157,883	593,286	310,676	129,861	440,537
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	40,057	14,525	54,582	28,582	11,947	40,529
Vehicle utilization	69.9%	63.7%	68.2%	60.6%	65.0%	61.9%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$222	$106	$328	$201	$78	$279
Currency exchange rate effects	—	3	3	—	—	—
	$222	$109	$331	$201	$78	$279
Average rental fleet	435,403	157,883	593,286	310,676	129,861	440,537
Per-unit fleet costs (in $'s)	$509	$697	$559	$647	$600	$633
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$170	$232	$186	$216	$200	$211

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$7,557	$1,756	$9,313	$3,965	$1,437	$5,402
Currency exchange rate effects	(14)	(66)	(80)	—	—	—
Revenue excluding exchange rate effects	7,543	1,690	9,233	3,965	1,437	5,402
Rental days (000's)	99,763	34,931	134,694	72,029	34,397	106,426
RPD excluding exchange rate effects (in $'s)	$75.61	$48.38	$68.55	$55.05	$41.76	$50.75

Vehicle Utilization
Rental days (000's)	99,763	34,931	134,694	72,029	34,397	106,426
Average rental fleet	385,610	143,300	528,910	372,222	160,439	532,661
Number of days in period	365	365	365	366	366	366
Available rental days (000's)	140,748	52,304	193,052	136,233	58,721	194,954
Vehicle utilization	70.9%	66.8%	69.8%	52.9%	58.6%	54.6%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$851	$346	$1,197	$968	$400	$1,368
Currency exchange rate effects	(3)	(11)	(14)	—	—	—
	$848	$335	$1,183	$968	$400	$1,368
Average rental fleet	385,610	143,300	528,910	372,222	160,439	532,661
Per-unit fleet costs (in $'s)	$2,201	$2,338	$2,238	$2,599	$2,493	$2,567
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$183	$195	$187	$217	$208	$214

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits, non-operational charges related to shareholder activist activity, which include third party advisory, legal and other professional service fees, gain on sale of equity method investment in China, COVID-19 charges and income taxes. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 pandemic, such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds. We have revised our definition of Adjusted EBITDA to exclude amounts recorded in excess of $5 million related to class action lawsuits. We did not revise prior years’ Adjusted EBITDA because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $11 million and $9 million in fourth quarter 2021 and 2020, respectively and totaling $52 million and $31 million in the year ended December 31, 2021 and 2020, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for unprecedented personal-injury and other legal matters, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude amounts recorded in excess of $5 million related to class action lawsuits and have not revised prior years' Adjusted Free Cash Flow amounts as there were no other charges similar in nature to these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.